As filed with the Securities and Exchange Commission on January 8, 2003 Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    PHC, INC.
             (Exact name of registrant as specified in its charter)

    Massachusetts                                      04-2601571
 (State or other jurisdiction of           (I.R.S. employer identification no.)
  incorporation or organization)

                  200 Lake Street, Suite 102, Peabody, MA 01960
               (Address of principal executive offices) (Zip Code)

                       1993 Stock Purchase and Option Plan
                        1995 Employee Stock Purchase Plan
                  1995 Non-Employee Director Stock Option Plan
                            (Full title of the plans)

              Bruce A. Shear, President and Chief Executive Officer
                                    PHC, Inc.
                           200 Lake Street, Suite 102
                                Peabody, MA 01960
                     (Name and address of agent for service)

                                 (978) 536-2777
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Arnold R. Westerman, Esq.
                     Arent Fox Kintner Plotkin & Kahn, PLLC
                          1050 Connecticut Avenue, N.W.
                            Washington, DC 20036-5339
                                 (202) 857-6000





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

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum
                                       Proposed Maximum     Aggregate      Amount of
 Title of Securities    Amount to be    Offering Price      Offering      Registration
   to be Registered     Registered (1)   Per Share (2)      Price (2)         Fee

Class A Common Stock,
$.01 par value          600,000 shares      $0.79            $474,000       $113.29

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock. This Registration Statement constitutes the latest registration statement of a combined prospectus pursuant to rule 429 of the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) and (h)(1), on the basis of the average of the bid and asked price of the Class A Common Stock as reported on the Nasdaq Bulletin Board on January 3, 2003.

(3) This Registration Statement also covers 2,250,000 shares of Common Stock pursuant to rule 429 of the General Rules and Regulations of the Securities Act of 1933, of which 430,000 shares were registered in Registration Statement #333-1458 effective February 16, 1996, 770,000 were registered in Registration Statement #333-74373 effective March 12, 1999 and 1,050,000 were registered in Registration Statement #333-81528, effective January 29, 2002, for which filing fees were previously paid.


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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

        * Information about the Registrant required by Part I, Items 1 and 2 to be contained in a Section 10(a) prospectus is omitted from the
          Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

2. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the above referred to annual report; and

3. The description of the Registrant's Class A Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on March 2, 1994, from the Company's Registration Statement on Form SB-2 (SEC File No. 33-71418), initially filed with the Commission on November 9, 1993.

     In addition, all documents filed by the Registrant after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.



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
Item 6. Indemnification of Officers and Directors

     Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Company during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations where a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     10.34 The Company's 1993 Stock Purchase and Option Plan, as amended December 2002.

     10.35 The Company's 1995 Employee Stock Purchase Plan, as amended December 2002.

     10.36 The Company's 1995 Non-Employee Director Stock Option Plan, as amended December 2002.

       5.1  Opinion of Arent Fox Kintner Plotkin & Kahn (counsel)

      23.1  Consent of BDO Seidman, LLP (independent auditors)

      23.3  Consent of Arent Fox  Kintner Plotkin & Kahn  (counsel) included  in exhibit 5.1

      24.1  Power of Attorney: included on signature page


Item 9. Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.



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
     (2) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (3) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, The Commonwealth of Massachusetts on the 8th day of January 2003.

                           PHC, Inc.


                           By: /s/ Bruce A. Shear
                                   President & Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce A. Shear, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on January 8, 2003 by the following persons in the capacities indicated:



            Signature                   Title                      Date
_______________________________________________________________________________

By:   /s/ Bruce A. Shear         President and Chief         January 8, 2003
                                 Executive Officer and
                                 Director (principal
                                 executive officer)

By:   /s/ Paula C. Wurts         Controller, Treasurer       January 8, 2003
                                 and Assistant Clerk
                                 (principal accounting
                                 and financial officer)

By:   /s/ Gerald M. Perlow       Clerk and Director          January 8, 2003

By:   /s/ Donald E. Robar        Director                    January 8, 2003

By:   /s/ Howard W. Phillips     Director                    January 8, 2003

By    /s/ William F. Grieco      Director                    January 8, 2003

By   /s/ David E. Dangerfield    Director                    January 8, 2003



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

                                INDEX TO EXHIBITS

Exhibit  Number            Description

     10.34 The Company's 1993 Stock Purchase and Option Plan, as amended December 2002.

     10.35 The Company's 1995 Employee Stock Purchase Plan, as amended December 2002.

     10.36 The Company's 1995 Non-Employee Director Stock Option Plan, as amended December 2002.

       5.1  Opinion of Arent Fox Kintner Plotkin & Kahn (counsel)

      23.1  Consent of BDO Seidman, LLP (independent auditors)

      23.3  Consent of Arent Fox  Kintner Plotkin & Kahn  (counsel) included  in exhibit 5.1

      24.1  Power of Attorney: included on signature page



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